Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-268403), of our independent auditor’s report dated March 30, 2023, relating to the consolidated financial statements of Rumble Inc. and its subsidiaries for the years ended December 31, 2022 and 2021 (which report expresses an unqualified opinion) appearing in this Annual Report on Form 10-K dated March 30, 2023.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

March 30, 2023

Toronto, Canada